UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 19, 2026

iPower Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40391	82-5144171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8798 9th Street

Rancho Cucamonga, CA 91730

(Address of Principal Executive Offices) (Zip Code)

(626) 863-7344

(Registrant’s Telephone Number, Including Area Code)

___________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 per share	IPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Additional Optional Closing under Securities Purchase Agreement

As previously disclosed in our Current Report on Form 8-K filed on December 23, 2025 (the “Prior Form 8-K”), iPower Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement dated December 22, 2025 (the “Purchase Agreement”) with an institutional investor (the “Investor”) providing for an up to $30,000,000 6% original issue discount senior secured convertible note facility, with an initial closing of $5,184,024 principal amount of series A senior secured convertible notes (the “Series A Notes”), sold in reliance on an exemption from registration statement afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D of the Securities Act; and $1,815,976 principal amount of series B senior secured convertible notes, and an additional $2,000,000 of Series A Notes issuable upon the effectiveness of a resale registration statement on Form S-1 registering the Series A Notes (the “Resale Registration Statement”). The Purchase Agreement further provided for additional purchases of Series A Notes at the Investor’s discretion (each, an “Additional Optional Closing”).

Following the Investor’s notification to the Company of its intent to execute an Additional Optional Closing for $3,000,000 in aggregate principal amount of Series A Notes, on May 19, 2026, the Company and Investor consummated an Additional Optional Closing. At the Additional Optional Closing, the Company received $2,820,000, excluding fees and expenses, in exchange for issuing a $3,000,000 aggregate principal amount of Series A Notes to the Investor after satisfaction of all applicable closing conditions, including the effectiveness of the resale registration statement and the absence of any Event of Default (as such term is defined in the Form of Series A Senior Secured Convertible Note, filed herewith as Exhibit 10.1). The Series A Note issued at the Additional Optional Closing was issued pursuant to an exemption from registration in accordance with Regulation D of the Securities Act and has a fixed conversion price of $1.03 (120% of the Nasdaq closing price of IPW common stock on May 18, 2026).

Pursuant to the Purchase Agreement, the consideration was paid at $940 for each $1,000 of principal amount, and the Company received gross proceeds of approximately $2,820,000 at this closing, before fees and expenses, including a 6% cash fee payable to Digital Offering, who acted as placement agent in the transaction. Following board approval, the Company has committed up to $3.0 million of the Company’s investment funds for the purchase of sUSDai, a yield-bearing digital asset instrument.

Consistent with the Purchase Agreement’s disclosure covenants, the Company is providing this Current Report on Form 8-K to disclose the completion of this Additional Optional Closing under the Purchase Agreement.

Item 8.01.	Other Events.

On May 19, 2026, the Company issued a press release disclosing its entry into the artificial intelligence (“AI”) infrastructure business, including investing in certain digital asset instruments that it deems are aligned with the Company’s AI infrastructure financing mandate. A copy of the press release is furnished herewith as Exhibit 99.1.

The information provided in this Item 8.01 (including Exhibit 99.1 hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Series A Senior Secured Convertible Note
99.1	Press Release dated May 19, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPOWER, INC.
Dated: May 19, 2026
	By:	/s/ Chenlong Tan
	Name:	Chenlong Tan
	Title:	Chief Executive Officer

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